UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 13, 2024
MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 Lakeside Parkway, Suite 200
Flower Mound,	Texas	75028
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:		(972)	471-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $0.0001 per share	MTEX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2024, Mannatech, Incorporated (the "Company") issued a press release announcing the retirement of Alfredo (Al) Bala as the Company’s Chief Executive Officer effective April 1, 2024 and the engagement of Mr. Bala as an advisor to the Company effective April 1, 2024. Additionally, the Company announced the promotion of Landen Fredrick to President and Chief Executive Officer (“CEO”) effective April 1, 2024. As previously announced, Mr. Fredrick will continue serving as the Company’s Chief Financial Officer until such time as a permanent CFO is hired by the Company.

Mr. Fredrick, age 51, has served as President and Chief Operating Officer since June 7, 2023. He is the son of J. Stanley Fredrick, the Chairman of the Board and a major shareholder. He previously served as the Company’s Chief Sales and Marketing Officer, Global Chief Sales Officer and President, North America. Mr. Fredrick joined Mannatech in 2006 and has played a key role in developing and driving systems to create efficiencies for the Company. Mr. Fredrick is also the chairman of the M5M Foundation, a non-profit organization benefiting children in need (the “M5M Foundation”). As disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2023 (the “2023 Proxy Statement”), the Company made cash donations of $0.6 million to the M5M Foundation for the year ended December 31, 2022. In 2023, the Company made cash donations of approximately $0.4 million to the M5M Foundation. Mr. Fredrick served as a member of the Board of Directors of the Direct Selling Association from June 2015 to June 2018. Mr. Fredrick owned a web and advertising business, Killian Fredrick, from 2001 to 2006. Mr. Fredrick earned a BA from Abilene Christian University in 1995 and his MBA from Amber University in 1997. There are no other arrangements between Mr. Fredrick and any other person pursuant to which Mr. Fredrick was selected as CEO. The Company’s board of directors approved an increase in Mr. Fredrick’s annual base salary to $325,000 for 2024, effective as of his promotion to CEO.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit Number	Description
99.1*	Press release dated March 13, 2024, entitled “Mannatech Announces Retirement of Alfredo Bala and Promotion of Landen Fredrick to President and CEO.”
*Furnished herewith.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2024

MANNATECH, INCORPORATED
By:	/s/ Landen Fredrick
Landen Fredrick
COO/Interim CFO